Exhibit 99.1

Envoy Medical Reports Third Quarter 2026 Results and Highlights Continued Progress

Company Reaches Six-Month Milestone in Pivotal Trial of Fully Implanted Cochlear Implant

Second Module of Modular PMA Application Submitted to FDA Following Quarter End

White Bear Lake, Minnesota—November 5, 2026 - Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health and neuroprosthetics company pioneering fully implanted hearing solutions, today reported financial results for the third quarter ended September 30, 2026, and provided a business update, highlighting continued execution on its corporate initiatives.

“We continued to make significant progress with our investigational fully implanted cochlear implant during the third quarter, as we approach an extremely exciting 2027,” said Brent Lucas, Chief Executive Officer of Envoy Medical. “Not only did we report encouraging 12-month data from the first 10 participants in our trial, but we also surpassed the three-month follow-up mark for the full cohort. Since quarter end, we have now surpassed the six-month follow-up milestone. We remain on track for all participants to complete their 12-month visits by early in the second quarter of 2027. Each milestone brings us closer to offering cochlear implant candidates a fully implanted option they have wanted for decades.”

Corporate and Financial Highlights for Q3 2026:

●	Positive 12-Month Data Showed Continued Improvement in Speech Perception. The Company reported positive 12-month data from the first 10 participants in Stage 1 of its pivotal clinical trial of the investigational fully implanted Acclaim® cochlear implant. These participants achieved a mean Consonant-Nucleus-Consonant (“CNC”) word recognition score of 53.2% at their 12-month visits, compared to a pre-implantation baseline of 15.2%, a 38.0 percentage point improvement and continued gains from the 24.0 percentage point improvement reported at six months. The trial’s primary efficacy endpoint will be evaluated based on 12-month data.

●	Three-Month Follow-Up Window Completed for Full Cohort. The Company announced that its pivotal clinical trial evaluating the investigational fully implanted Acclaim® cochlear implant passed the three-month follow-up window, marking another key clinical milestone as the Company advances the study toward its primary efficacy endpoint, which will be evaluated on 12-month data.

●	Expanded Global Intellectual Property Portfolio. The Company was granted Canadian and Hong Kong patents relating to implantable cochlear system design and middle ear sensor signal processing, expanding its global portfolio to 97 granted patents, consisting of 40 U.S. and 57 foreign patents, with an additional 35 applications pending.

Highlights Subsequent to Q3 2026:

●	Second Module of Modular PMA Application Submitted to the FDA. The Company submitted the second module of its Modular Premarket Approval (“PMA”) application to the U.S. Food and Drug Administration (“FDA”) for its Breakthrough Device-designated investigational Acclaim® cochlear implant. The Company expects to submit a total of four modules, with the final module containing final clinical trial data. The Company expects all Stage 2 participants to complete 12-month data collection by early in the second quarter of 2027, with submission of the final module planned to follow a few months thereafter.

●	Six-Month Follow-Up Visit Milestone Surpassed. The Company announced that its pivotal clinical trial evaluating the investigational fully implanted Acclaim® cochlear implant surpassed the six-month follow-up visit milestone for all 56 patients. To the Company’s knowledge, Envoy Medical is the first company to reach this milestone in a U.S. pivotal clinical trial of a fully implanted cochlear implant. The trial’s primary efficacy endpoint will be evaluated based on 12-month data.

●	Atlas Litigation Dismissed. On October 6, 2026, the Company entered into a dismissal agreement with Atlas Merchant Capital SPAC Fund I LP, under which all claims asserted by Atlas in the litigation filed in the Delaware Court of Chancery were dismissed with prejudice, and the litigation was terminated without any payment by the Company or the other defendants.

Financial Results for the Quarter Ended September 30, 2026 (dollars in thousands):

Net revenue was $66 for the three months ended September 30, 2026, compared to $42 for the three months ended September 30, 2025.

Cost of goods sold for the three months ended September 30, 2026, was $244, compared to $203 for the three months ended September 30, 2025.

R&D expenses for the three months ended September 30, 2026, were $3,077 compared to $2,700 for the three months ended September 30, 2025. This increase of $377 mainly reflects additional clinical trial follow-up activity following completion of enrollment in the first quarter of 2026 and higher costs related to supporting the clinical trial and ongoing regulatory submissions, partially offset by lower product costs.

Sales and marketing expenses for the three months ended September 30, 2026, were $157 compared to $405 for the three months ended September 30, 2025. The decrease of $248 is primarily due to the reallocation of field clinical specialists to research and development activities in support of the clinical trial.

General and administrative expenses were $2,125 for the three months ended September 30, 2026, compared to $1,999 for the three months ended September 30, 2025. The increase of $126 was primarily due to modest increases in compensation, stock-based compensation, and professional services expenses.

Net loss attributable to common stockholders was $5,240, or $0.50 per basic and diluted share for the three months ended September 30, 2026, compared to net loss attributable to common stockholders of $7,747, or $3.55 per basic and diluted share for the three months ended September 30, 2025.

As of September 30, 2026, cash was approximately $14,570.

Conference Call Information:

Envoy Medical management will host a conference call today at 8:00 A.M. ET to discuss these results and provide a business update.

Third Quarter 2026 Financial Results Conference Call:
Date: Thursday, November 5, 2026
Time: 8:00 A.M. ET
Live Call: 1-800-267-6316 (U.S. Toll Free) or 1-203-518-9783 (International)
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1778210&tp_key=20071611a1

For interested individuals unable to join the conference call, a replay will be available through November 19, 2026, by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 11162715.

For more information about Envoy Medical’s innovation pipeline and intellectual property portfolio, visit EnvoyMedical.com.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health and neuroprosthetics company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound. The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*	Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments; the ability to obtain additional patents and develop future products or product improvements; the Acclaim CI being the first to market fully implanted cochlear implant; the timing, content, and results of the Company’s modular PMA submissions to the FDA, including the number and timing of modules and the timing of any approval decision; the timing and results of approvals, site documents, logistics, activations, enrollments, follow-up visits, data, and clinical trials of the Acclaim CI, including data from Stage 2 (which may differ from Stage 1); the results of the safety and efficacy data from Stage 2 participants and the effect on its pooling with Stage 1 data; performance of the Acclaim CI during clinical trials, including improvement of patient outcomes over time after implant; and the participation or any changes in participation of any subjects, institutions, or healthcare professionals in such trials; the safety, performance, and market acceptance of the Acclaim CI; changes in reimbursement for the Esteem FI-AMEI device or other changes in reimbursement policies or coverage decisions, changes in the hearing health market, and further development of the Esteem FI-AMEI device; the sufficiency of the Company’s capital resources; the size of Envoy Medical’s addressable market, operational performance, future market conditions or economic performance and developments in the capital and credit markets and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 23, 2026, and in other reports Envoy Medical files with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:

Phil Carlson

KCSA Strategic Communications

O: 212.896.1233

E: Envoy@kcsa.com

ENVOY MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
	(unaudited)
Current assets:
Cash	$14,570	$3,739
Accounts receivable, net	51	34
Other receivable	17	19
Inventories	1,510	1,546
Prepaid expenses and other current assets	1,114	941
Total current assets	17,262	6,279
Property and equipment, net	854	1,035
Operating lease right-of-use asset (related party)	782	886
Prepaid expenses and other assets	260	358
Total assets	$19,158	$8,558

Liabilities, mezzanine equity, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,583	$2,920
Accrued expenses	11,600	7,639
Forward purchase agreement warrant liability	-	24
Product warranty liability, current portion	252	287
Operating lease liability, current portion (related party)	185	174
Other current liabilities	650	518
Total current liabilities	14,270	11,562
Product warranty liability, net of current portion	1,496	1,605
Operating lease liability, net of current portion (related party)	592	745
Private warrant liability	3,467	5,835
Publicly traded warrant liability	446	551
Other liability	27	27
Total liabilities	20,298	20,325

Commitments and contingencies (see Note 14)

Mezzanine equity
Warrants issued to placement agent as part of the 2025 Offerings (see Note 9)	391	391

Stockholders’ deficit
Series A Preferred Stock, $0.0001 par value; 100,000,000 shares authorized and 10,000,000 shares designated as of September 30, 2026 and December 31, 2025; 4,126,667 shares issued and outstanding as of September 30, 2026 and December 31, 2025	-	-
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 7,744,488 shares issued and outstanding as of September 30, 2026 and 2,893,495 shares issued and outstanding as of December 31, 2025	8	3
Additional paid-in capital	330,193	301,355
Accumulated deficit	(331,609)	(313,396)
Accumulated other comprehensive loss	(123)	(120)
Total stockholders’ deficit	(1,531)	(12,158)
Total liabilities, mezzanine equity, and stockholders’ deficit	$19,158	$8,558

ENVOY MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$66	$42	$156	$166
Costs and operating expenses:
Cost of goods sold	244	203	835	663
Research and development	3,077	2,700	9,851	7,933
Sales and marketing	157	405	502	1,124
General and administrative	2,125	1,999	6,033	5,888
Total costs and operating expenses	5,603	5,307	17,221	15,608
Operating loss	(5,537)	(5,265)	(17,065)	(15,442)
Other income (expense):
Change in fair value of forward purchase agreement warrant liability	14	64	24	522
Loss on offering and change in fair value of private warrant liability	1,201	(782)	2,368	(782)
Change in fair value of publicly traded warrant liability	259	(33)	105	129
Interest expense (related party)	-	(471)	-	(1,590)
Other income (expense), net	131	5	303	(7)
Total other income (expense), net	1,605	(1,217)	2,800	(1,728)
Net loss	(3,932)	(6,482)	(14,265)	(17,170)

Cumulative preferred dividends	(1,308)	(1,265)	(3,948)	(3,755)

Net loss attributable to common stockholders, basic and diluted	$(5,240)	$(7,747)	$(18,213)	$(20,925)
Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(3.55)	$(1.97)	$(9.72)
Weighted-average Class A Common Stock and pre-funded warrants outstanding, basic and diluted	10,434,466	2,185,161	9,256,928	2,152,262
Other comprehensive (loss) income:
Foreign currency translation adjustment	(1)	(1)	(3)	3
Other comprehensive (loss) income	(1)	(1)	(3)	3
Comprehensive loss	$(3,933)	$(6,483)	$(14,268)	$(17,167)

ENVOY MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(14,265)	$(17,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	222	222
Interest expense and amortization of debt discount on Term Loans (related party)	-	1,586
Stock-based compensation for services	140	152
Amortization of prepaid insurance	691	738
Stock-based compensation	760	478
Loss on offering and change in fair value of private warrant liability	(2,368)	339
Change in fair value of publicly traded warrant liability	(105)	(129)
Change in fair value of forward purchase agreement warrant liability	(24)	(522)
Net change in operating lease (related party)	167	(39)
Change in inventory reserve	10	68
Changes in operating assets and liabilities:
Accounts receivable, net	(17)	3
Other receivable	2	761
Inventories	26	1
Prepaid expenses and other assets	(105)	(74)
Accounts payable	(1,345)	973
Operating lease liability (related party)	(205)	1
Accrued expenses	13	216
Product warranty liability	(144)	(120)
Net cash used in operating activities	(16,547)	(12,516)

Cash flows from investing activities
Purchases of property and equipment	(33)	(7)
Net cash used in investing activities	(33)	(7)

Cash flows from financing activities
Payments on insurance financing loans	(572)	(636)
Proceeds from the issuance of Term Loans (related party)	-	10,000
Dividends paid to stockholders of Series A Preferred Stock	-	(1,820)
Payment made for extinguishment of Term Loans (related party)	-	(100)
Proceeds from the issuance of Class A Common Stock from ATM offering	-	414
Proceeds from the issuance of Class A Common Stock from exercise of warrants	100	-
Proceeds from issuance of Class A Common Stock under employee stock purchase plan	104	77
Proceeds from exercise of forward purchase agreement warrants	-	158
Proceeds from the issuance of Class A Common Stock and Investor Warrants from registered direct offering	-	2,500
Proceeds from the issuance of Class A Common Stock, Issued Pre-Funded Warrants, and Series A Warrants	29,997	-
Offering costs from the issuance of Class A Common Stock, Issued Pre-Funded Warrants, and Series A Warrants	(2,215)	-
Net cash provided by financing activities	27,414	10,593

Effect of exchange rate changes on cash	(3)	3
Net increase (decrease) in cash	10,831	(1,927)
Cash, beginning of period	3,739	5,483
Cash, end of period	$14,570	$3,556

Supplemental disclosures of cash flow information:
Cash paid for interest	$19	$22
Non-cash investing and financing activities:
Accrued and unpaid dividends on Series A Preferred Stock	$3,948	$1,935
Financing of prepaid insurance	$704	$75
Issuance of Term Loan Warrants (related party)	$-	$1,570
Accrued interest capitalized into term loans payable (related party)	$-	$800
Modification of forward purchase agreement warrant	$-	$62
Lease liabilities arising from obtaining right-of-use assets	$-	$121
Property and equipment purchased on account	$8	$56
Modification of Term Loan Warrants (related party)	$-	$1,455
Deemed capital contribution associated with the extinguishment of Term Loans (related party)	$-	$27,883
Issuance of Placement Agent Warrants	$678	$-